                            G-III APPAREL GROUP, LTD.

                                 For:   G-III Apparel Group, Ltd.

                                        Contact: Investor Relations
                                        James Palczynski
                                        (203) 222-9013

                                        G-III Apparel Group, Ltd.
                                        Wayne S. Miller, Chief Operating Officer
                                        (212) 403-0500

     G-III APPAREL GROUP, LTD. ANNOUNCES SECOND QUARTER FISCAL 2006 RESULTS

                --NET SALES INCREASE BY 24.1% TO $54.5 MILLION--

                        --NET LOSS REDUCED TO $301,000--

         New York, New York - September 8, 2005 -- G-III Apparel Group, Ltd.
(Nasdaq: GIII) today announced operating results for the second quarter of fiscal 2006.

         For the three-month period ended July 31, 2005, G-III reported net sales of $54.6 million and a net loss of $301,000, or $0.04 per share, compared to net sales of $44.0 million and a net loss of $1.7 million, or $0.23 per share, during the comparable period last year. For the six-month period ended
July 31, 2005, G-III reported net sales of $68.3 million and a net loss of $5.0 million, or $0.68 per share, compared to net sales of $60.5 million and a net loss of $6.5 million, or $0.91 per share, during the comparable period last year.

         The Company's results of operations for three and six months ended July
31, 2005 include the results of the Company's new Marvin Richards and Winlit divisions from July 11, 2005, the date the Company acquired the stock of Marvin
Richards and certain assets from Winlit.

         The prior year's second quarter and six-month results include a non-cash charge of $882,000, equal to $0.12 per share, associated with the
Company's sale of its joint venture interest in a factory in China.

         Morris Goldfarb, G-III's Chief Executive Officer, said, "With our recent acquisitions of Marvin Richards and Winlit, we feel that our company is better positioned in the marketplace and better able to deliver profit growth.
We are thrilled to represent Calvin Klein in both women's and men's outerwear.
We are pleased with the overall state of our business and with our stronger position in the market. In addition, our sports apparel business continues to gain momentum in both bookings and shipments compared to last year. We believe that we can deliver a strong Fall season."

                                                                         Page: 2

         Mr. Goldfarb continued, "The acquisitions of Marvin Richards and Winlit truly was a transforming event for our Company. Marvin Richards and Winlit provide us with further strength in design, sourcing and sales. In addition, we believe, we have solidified our penetration of distribution channels in both women's and men's outerwear."

         Mr. Goldfarb concluded, " Our near-term focus will be on integrating the operations of our acquired businesses and capitalizing on the broad portfolio of brands that we now have."

         Also today, G-III Apparel Group issued guidance for the fiscal year ending January 31, 2006. For the fiscal year ending January 31, 2006, the
Company is forecasting net sales in the range of $330 to $340 million and diluted net income per share between $.95 and $1.00.

ABOUT G-III APPAREL GROUP, LTD.

         G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, our own labels and private labels. The Company has fashion licenses, among others, for Calvin Klein,
Kenneth Cole, Nine West, Cole Haan, Guess?, Jones Apparel, Sean John, Cece Cord,
Izod, St. John Knits, House of Dereon, Ellen Tracy, Tommy Hilfiger, Donald
Trump, James Dean and sports licenses with the National Football League,
National Basketball Association, Major League Baseball, National Hockey League,
Louisville Slugger, NASCAR, World Poker Tour and more than 60 universities nationwide. Company-owned labels include, among others, Marvin Richards, Black
Rivet, Winlit, LNR, La Nouvelle Renaissance, Colebrook and Siena Studio.

                  Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items;
product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, reliance on licensed product, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible business disruption from acquisitions, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

                           (FINANCIAL TABLE TO FOLLOW)

                                                                         Page: 3

G-III APPAREL GROUP, LTD.
SECOND QUARTER RESULTS OF FISCAL 2005

                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES
                                  (NASDAQ:GIII)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (in thousands, except share and per share amounts)
                                   (Unaudited)


                                                                Three Months Ended                     Six Months Ended
                                                             7/31/05           7/31/04            7/31/05         7/31/04
                                                             -------           -------            -------         -------

Net sales                                                    $ 54,553        $    43,974        $  68,320        $   60,472

Cost of sales                                                  41,804             33,354           54,656            48,113
                                                        -------------    ---------------      -----------      ------------
Gross profit                                                   12,749             10,620           13,664            12,359

Selling, general and administrative expenses                   12,600             11,789           21,703            21,923

Write down of equity investment                                                      882                                882
                                                        -------------    ---------------      -----------      ------------
Operating  profit/(loss)                                          149             (2,051)          (8,039)          (10,446)
Interest and financing charges, net                               527                197              530               270
                                                        -------------    ---------------      -----------      ------------

Loss before income taxes                                         (378)            (2,248)          (8,569)          (10,716)

Income tax benefit                                                (77)              (588)          (3,599)           (4,229)
                                                        -------------    ---------------      -----------      ------------

Net loss                                                     $   (301)       $    (1,660)       $  (4,970)       $   (6,487)
                                                        =============    ===============      ===========   ===============

Basic net loss per common                               $       (0.04)   $         (0.23)     $     (0.68)    $       (0.91)
      Share                                             =============    ===============      ===========   ===============

Diluted net loss per common share                       $       (0.04)   $         (0.23)     $     (0.68)    $       (0.91)
                                                        =============    ===============      ===========   ===============
Weighted average shares outstanding:
      Basic                                                 7,491,186          7,162,467        7,338,163         7,140,701
      Diluted                                               7,491,186          7,162,467        7,338,163         7,140,701

BALANCE SHEET DATA (IN THOUSANDS):                                                          At July 31,       At July 31,
                                                                                                 2005              2004
                                                                                                 ----              ----
    Working Capital                                                                              $ 59,070          $ 52,658
    Cash                                                                                            1,194               680
    Inventory                                                                                      72,727            50,507
    Total Assets                                                                                  184,621           106,437
    Outstanding Borrowings                                                                       $ 77,256        $   21,765

    Total Shareholders' Equity                                                                   $ 67,416          $ 59,142


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